Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Form 8-K/A of Speedway Motorsports, Inc. to be incorporated by reference in Speedway Motorsports, Inc.’s Registration Statement Nos. 333-69616, 333-49027, 333-69618, 333-89496, 333-114965, and 333-114969 on Forms S-8 of our report dated March 13, 2008, with respect to the consolidated financial statements of New Hampshire Speedway, Inc. as of and for the year ended December 31, 2007.

/s/ Baker Newman & Noyes, LLC

Portland, Maine

March 27, 2008

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